SUBSCRIPTION AND INVESTMENT AGREEMENT

THIS SUBSCRIPTION AND INVESTMENT AGREEMENT (this “Agreement”) is made as of this 27th day of June, 2008, by and among ARGAN, INC., a Delaware corporation (the “Company”) and each of the other signatories to this Agreement, as identified on the signature pages attached hereto (each a “Buyer”, and collectively the “Buyers”).

WHEREAS, the Company is offering up to 2,200,000 shares of the Company’s Common Stock, $.15 par value (the “Offered Common Stock”) to a limited number of accredited investors in a non-public offering (the “Offering”); and

WHEREAS, the Company and each Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the ÒSecurities ActÓ), and Rule 506 of Regulation D (ÒRegulation DÓ) as promulgated by the United States Securities and Exchange Commission (the ÒSECÓ) under the Securities Act; and

WHEREAS, each Buyer desires to purchase that number of shares of Offered Common Stock set forth on each Buyer’s respective signature page (in each case the “Shares”).

NOW THEREFORE, in consideration of the foregoing and for valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto agree as follows:

1. Issuance of Shares

(a) Subject to the terms and conditions contained herein, the Company will issue to each Buyer, and each Buyer will purchase from Company, severally and not jointly, for the purchase price of $12.00 per share, that number of shares of Offered Common Stock set forth on each Buyer’s respective signature page. The closing of the Offering is conditioned upon committed and fully paid subscriptions of not less than $21,000,000 in aggregate gross proceeds. The Company will not sell more than 2,200,000 Shares pursuant to this Offering. The closing date of this Offering shall be July 1, 2008 (the “Closing Date”). Upon receipt by the Company from Buyers of fully executed versions of this Agreement representing committed subscriptions of at least $21,000,000 aggregate gross proceeds the Company will provide notice to the Buyers that the closing of the Offering will proceed (the “Closing Notice”) and each Buyer shall send, via wire transfer in immediately available funds, such Buyer’s full purchase price to the Company on or before 1:00 p.m. EDT on the Closing Date. The Company’s wire information will be provided to each Buyer with the Closing Notice.

In the event that we do not receive fully paid subscriptions of $21,000,000 or more on or before 5:00 p.m. EDT on July 7, 2008, we will refund each Buyer’s respective purchase price without interest. Upon the closing of the transactions contemplated hereby, the Company shall deliver to each Buyer a certificate in the name of such Buyer for the respective number of Shares issued to such Buyer (or its respective designee or nominee), containing, inter alia, the legend set forth in Section 2 below.

2. Restrictive Legends

All certificates representing Shares shall have affixed thereto legends in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS.

The Company acknowledges and agrees that upon such time as the legend is legally permitted to be removed from the certificates, the Company will take such steps as required in order to have the legend revised or removed.

3. Investment Representations

Each Buyer represents, warrants and covenants as follows:

(a)  The Buyer is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated pursuant to the Securities Act and is purchasing the applicable Shares for its own account for investment only, and not with a view to, or for sale in connection with, any distribution of such Shares in violation of the Securities Act or applicable state securities laws, or any rule or regulation thereunder.

(b)  The Buyer has had such opportunity as it has deemed adequate to obtain from representatives of the Company such information as is necessary to permit it to evaluate the merits and risks of its investment in the Company, and has done so.

(c)  The Buyer understands that the Company is required to file periodic reports pursuant to the Securities Exchange Act of 1934 (the “1934 Act”), as amended. The Buyer acknowledges that they have had such opportunity to obtain such periodic reports and are familiar with the information contained in such periodic reports, including without limitation the risk factors contained therein, and that each periodic report speaks only as of its respective date. The Buyer understands and acknowledges that no person has been authorized to give any information or make any representations in connection with the Offering other than the information contained in such periodic reports and the representations of the Company contained in Section 4 of this Agreement. The Buyer understands and acknowledges that, if given or made, other information or representations must not be relied on as having been made by or on behalf of the Company or Allen & Company LLC (the “Placement Agent”), and the Buyer represents and warrants that the Buyer’s decision to purchase Shares was not based on any information or representations other than as described in the immediately preceding sentence. The Buyer also acknowledges and understands that all information presented in such periodic reports was prepared by the Company and that the Placement Agent has not independently verified any such information and makes no representation as to accuracy or completeness of any such information or any other related disclosure materials or as to the current condition or future performance of the Company.

(d)  The Buyer has sufficient experience in business, financial and investment matters and, in particular, investments in businesses similar to the Company, to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

(e)  The Buyer can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period.

(f)  The Buyer understands that: (i) the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act; (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (iii) in any event, the exemption from registration under Rule 144 will not be available for at least six months and even then will not be available unless a public market then exists for the Offered Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and (iv) there is now no registration statement on file with the SEC with respect to any stock of the Buyer and there is no assurance that any registration statement that may be filed with respect to the resale of the Shares will be declared effective when expected, or at all, or will remain effective for a sufficient time to enable the Buyer to sell any or all of its Shares.

(g)  The Buyer has consulted the Buyer’s own accountants, legal counsel and investment tax or other advisors as the Buyer deemed necessary in connection with the purchase of the Shares and has relied solely on the advice of such professionals and not on any information or statements from the Company or the Placement Agent.

(h)  The Buyer understands that neither the SEC nor any state securities commission or other governmental agency has reviewed or passed upon or made any recommendation or endorsement of the Shares or any investment therein.

4. Company Representations

The Company represents and warrants as follows:

  (a) Organization, Qualification and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing would not have a material adverse effect on the Company’s business. The Company has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

  (b) Authorization of Transaction. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against it in accordance with its terms.

(c) Capital Stock/Anti-Dilution and Participation Rights. The Company’s authorized, issued and outstanding capital stock, warrants and options are as set forth in the Company’s most recent filings, as of the date of such filings, made by the Company pursuant to the 1934 Act. There are no pre-emptive rights, rights of first refusal or other participation rights, nor are there any anti-dilution or other adjustments, that would be triggered or subject to exercise by any person as a result of this Offering.

  (d) Noncontravention. Subject to compliance with the applicable requirements of the Securities Act, the 1934 Act and any applicable state securities laws, neither the execution and delivery by the Company of this Agreement, nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or violate any provision of the charter or Bylaws of the Company, (ii) require on the part of the Company any filing with, or permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (“Governmental Entity”), (iii) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Company is a party or by which it is bound or to which any of its assets are subject, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets.

(e) SEC Documents; Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The Company has timely filed all periodic reports with the SEC and with the American Stock Exchange (the "AMEX") and has complied with all applicable listing requirements necessary to maintain its qualification and eligibility on the AMEX. The Company is eligible to use Form S-3 in transactions involving secondary offerings.

(f) Sarbanes-Oxley Act.  The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are applicable to the Company and effective as of the date hereof (as well as any and all applicable rules and regulations promulgated by the SEC thereunder that are applicable to the Company and effective as of the date hereof) except where such noncompliance would not have, individually or in the aggregate, a material adverse effect.

(g) Litigation. There is no action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity which is pending or, to the knowledge of the Company, has been threatened against the Company. There are no judgments, orders or decrees outstanding against the Company. To the knowledge of the Company, there is no threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any governmental entity with respect to the business of the Company.

(h) Valid Issuance. The Shares, when sold, issued and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable, and will be subject to restrictions on transfer under federal and applicable state securities law until the Registration Statement (as defined in Section 6(a) below) is declared effective by the SEC and then may be sold in accordance with the terms provided in the prospectus to the Registration Statement as long as the Registration Statement remains effective. The Shares will be issued in compliance in all material respects with an exemption from the registration requirements of the Securities Act, and the registration and qualification requirements of the securities laws of the applicable states.

(i) Disclosure.  The Company confirms that neither it nor, to its knowledge, any officer, director or agent of the Company has provided any of the Buyers or their respective agents or counsel with any information that constitutes material, nonpublic information (other than the occurrence of the Offering). The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Buyers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or its business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company on or before the date hereof but which has not been so publicly announced or disclosed (assuming for this purpose that the Company’s reports filed under the 1934 Act, as amended, are being incorporated into an effective registration statement filed by the Company under the Securities Act).

(j) Form D and Blue Sky.  The Company has conducted the Offering as a private placement in accordance with Regulation D and agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing.  The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or ÒBlue SkyÓ laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date.  The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or ÒBlue SkyÓ laws of the states of the United States following the Closing Date.

(k) Same Terms. All Buyers are participating in the Offering on the same terms and conditions. There exist no alternate, individualized or exclusive agreements or arrangements with any Buyer in connection with the Offering.

5. Use of Proceeds. The Company expects to use a portion of the proceeds in connection with a planned joint venture with Invenergy Wind LLC to perform engineering, procurement and construction services for wind energy generating facilities, with the remaining proceeds to be used by the Company for general corporate purposes.

6. Registration Rights Provisions.

(a) The Company agrees that it will use its best efforts to, within 30 days following the closing of the Offering, prepare and file with the SEC a registration statement on Form S-3, or any equivalent form for registration by issuers similar to the Company in accordance with the Securities Act (“Registration Statement”), to permit a public offering and resale of the Shares on a continuous basis under Rule 415. The Company agrees that it will use commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as soon as practicable following the filing thereof. The Company will cause the Registration Statement to remain effective until such time as all of the Shares are sold or all holders thereof are entitled to rely on Rule 144(b) for sales of the Shares without registration under the Securities Act and without compliance with the public information, sales volume, manner of sale or notice requirements of Rule 144. The Company will pay all registration expenses of the registration of the Shares pursuant to this Section 6(a). Other than Daniel A. Levinson and his affiliates, who collectively hold 200,000 shares of the Company’s Common Stock (collectively, the “Levinson Shares”), no person has or will have “piggy-back” or other participation rights with respect to the Registration Statement, nor will the Company file any other registration statement prior to the effectiveness of the Registration Statement. It is, however, acknowledged and agreed by Buyers, that the Company may include both the Shares and the Levinson Shares in the Registration Statement.

(b) In the event of the offer and sale of Shares held by Buyers pursuant to the Registration Statement under the Securities Act, the Company must, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each Buyer, its directors, officers, partners, consultants, each other person who participates as an underwriter in the offering or sale of such securities, and each other person, if any, who controls or is under common control with such Buyer or any such underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, and expenses to which the Buyer or any such director, officer, partner, consultant or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Shares were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading, and the Company must reimburse the Buyer, and each such director, officer, partner, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, damage, liability, action or proceeding; provided that the Company is not liable in any such case (i) to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or omission from such Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Buyer or (ii) if the person asserting any such loss, claim, damage, liability (or action or proceeding in respect thereof) who purchased the Shares that are the subject thereof did not receive a copy of an amended preliminary prospectus or the final prospectus (or the final prospectus as amended or supplemented) at or prior to the written confirmation of the sale of such Shares to such person because of the failure of such Buyer or any underwriter to so provide such amended preliminary or final prospectus and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact made in such preliminary prospectus was corrected in the amended preliminary or final prospectus (or the final prospectus as amended or supplemented). Such indemnity remains in full force and effect regardless of any investigation made by or on behalf of the Buyers, or any such director, officer, partner, underwriter or controlling person and survives the transfer of such shares by the Buyer.

(c) As a condition to including Shares in a registration statement, each such Buyer agrees to be bound by the terms of this Section 6 and to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers, its consultants, underwriters and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, consultant or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement in or omission or alleged omission from such Registration Statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Buyer, and such Buyer must reimburse the Company, and each such director, officer, and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating, defending, or settling any such loss, claim, damage, liability, action, or proceeding; provided, however, that the liability of such Buyer hereunder shall be limited to the net proceeds received by such Buyer from the sale of Shares covered by such Registration Statement. Such indemnity remains in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer by any Buyer of such Shares.

(d) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Sections 6(b) or (c) hereof (including any governmental action), such indemnified party must, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein does not relieve the indemnifying party of its obligations under Section 6(b) or (c) hereof, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in the reasonable judgment of counsel to such indemnified party a conflict of interest between such indemnified and indemnifying parties may exist or the indemnified party may have defenses not available to the indemnifying party in respect of such claim, the indemnifying party is entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defense thereof or the indemnifying party fails to defend such claim in a diligent manner. Neither an indemnified nor an indemnifying party is liable for any settlement of any action or proceeding effected without its consent, which shall not be unreasonably withheld or delayed. No indemnifying party may, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement, which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any party has the right to retain, at its own expense, counsel with respect to the defense of a claim.

(e) In the event that an indemnifying party does or is not permitted to assume the defense of an action pursuant to Section 6(d) or in the case of the expense reimbursement obligation set forth in Sections 6(b) and (c), the indemnification required by Sections 6(b) and (c) hereof must be made by periodic payments of the amount thereof during the course of the investigation or defense, as, and when bills received or expenses, losses, damages, or liabilities are incurred.

(f) If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, must (i) contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense as is appropriate to reflect the proportionate relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, not only the proportionate relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, as well as any other relevant equitable considerations. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) is entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, the contribution liability of a Buyer hereunder shall be limited to the net proceeds received by such Buyer from the sale of Shares covered by such Registration Statement.

(g) The Company shall furnish to each Buyer whose Shares are included in any registration statement, without charge,  (i) promptly after the same is prepared and filed with the SEC, at least one copy of such registration statement and any amendment(s) thereto, including financial statements and schedules, all documents, including exhibits, incorporated therein by reference, if requested by an Investor and not otherwise available on the EDGAR system, all other exhibits if reasonably requested by the Investor and each preliminary prospectus, (ii) upon the effectiveness of any registration statement, a copy of the prospectus included in such registration statement and all amendments and supplements thereto (or such other number of copies as such Buyer may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as such Buyer may reasonably request from time to time in order to facilitate the disposition of the Shares owned by such Buyer.

(h) The Company will prepare and file with the SEC such amendments and supplements to the Registration Statement and take such other action, if any, as may be necessary to keep the Registration Statement effective until the earlier of (i) the date on which the Shares may be resold by the Buyers without registration and without regard to any volume limitations by reason of Rule 144 under the Securities Act or any other rule of similar effect, or (ii) all of the Shares have been sold pursuant to the Registration Statement or Rule 144 under the Securities Act or any other rule of similar effect.

7. Broker Fee

It is acknowledged and agreed by Buyers that a broker fee, equal to 5% of the aggregate purchase price of all of the Shares sold in this Offering (the “Broker Fee”) shall be payable by the Company to the Placement Agent. The Broker Fee shall be payable in full to the Placement Agent upon the closing of the Offering and the Company will reimburse the Placement Agent for its expenses in connection with the Offering.

8. Miscellaneous

(a)  Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(b)  Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company, as evidenced by a signed certificate of the Secretary of the Company certifying as to such action by the Board.

(c)  Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and each Buyer and their respective heirs, executors, administrators, legal representatives, successors and assigns.

(d)  Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 8(d).

(e)  Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

(f)  Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the Shares, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

(g)  Amendment. This Agreement may be amended or modified only by a written instrument executed by the Company and by those Buyers who, in the aggregate, hold not less that 75% of the Shares sold in connection with this Offering.

(h) Disclosure of Transactions and Other Material Information.  On or before the fourth business day following the date hereof, the Company shall file a Current Report on Form 8-K describing the terms of the Offering in the form required by the 1934 Act, and attaching the required documents as exhibits to such filing (including all attachments, the Ò8-K FilingÓ).

(i)  Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be enforced, governed and construed in all respects in accordance with the internal substantive laws of the State of Delaware (without reference to principles of conflicts or choice of law that would cause the application of the internal laws of any other jurisdiction). Each Party hereby irrevocably submits and consents to the jurisdiction of Delaware with respect to any dispute, controversy, legal action or other proceeding that arises from, concerns or touches this Agreement or the purchase of the Shares and acknowledges that he, she or it will accept service of process by registered or certified mail or the equivalent directed to his, her or its address set forth herein or by whatever other means are permitted by such courts. Each party hereby acknowledges that said courts have jurisdiction over any such dispute, controversy, legal action or other proceeding and that he, she or its hereby waives any objection to personal jurisdiction or venue in these courts or that such courts are an inconvenient forum.

(j)  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and constitute the same instrument.

[the following pages are the signature pages]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

THE COMPANY:

ARGAN, INC.

____________________________________
By:
Its:

ENTITY BUYERS: Name of Buyer BY: Name: Title: EIN: Number of Shares:

INDIVIDUAL BUYERS: Name: Title: Address: SSN: Number of Shares: